EXHIBIT 10.15.2
(FOUR YEAR TIME BASED VESTING)
LEAP WIRELESS INTERNATIONAL, INC.
2009 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT
     Leap Wireless International, Inc. (the “Company”), pursuant to its 2009 Employment Inducement Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:

Award Number:

Grant Date:

Total Number of Shares of Restricted Stock:

Vesting Schedule:	The Shares shall be released from the Forfeiture Restriction set forth in Section 2.1 of the Restricted Stock Agreement on the dates and in the amounts indicated in Exhibit B to this Grant Notice.
     By Holder’s signature below, or by Holder’s submitting his or her electronic acceptance of the Shares subject to this Grant Notice using the website of the Company’s designated brokerage firm, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Holder agrees to access copies of the Plan and the prospectus governing the Plan (the “Plan Documents") on the Company’s intranet or on the website of the Company’s designated brokerage firm. Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices.
     Holder has reviewed this Grant Notice, the Restricted Stock Agreement and the Plan Documents in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice or accepting the Shares subject hereto and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

HOLDER:

By:

Print Name:
Address:

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EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Leap Wireless International, Inc. (the “Company”) has granted to Holder the number of shares of Restricted Stock under the Company’s 2009 Employment Inducement Equity Incentive Plan (the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
ARTICLE I
GRANT OF RESTRICTED STOCK
     1.1 Grant of Restricted Stock. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), and upon the terms and conditions set forth in the Plan and this Agreement, the Company irrevocably grants to Holder the number of shares of Common Stock set forth in the Grant Notice (the “Shares”) in consideration for Holder’s employment with or service to the Company or its Subsidiaries on or before the Grant Date, for which the Administrator has determined Holder has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable. The grant of the Shares is an inducement material to Holder’s entering into employment with the Company or a Subsidiary.
     1.2 Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Holder and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Holder, or (b) cause such Shares to be issued in uncertificated form, with such Shares recorded in the name of Holder in the books and records of the Company’s transfer agent, with appropriate notations regarding the restrictions imposed pursuant to this Agreement. If a stock certificate is issued, it shall be delivered to and held in custody by the Company pursuant to Section 1.4 and shall bear the restrictive legends required by Section 3.3 below. The issuance of the Shares shall be subject to the satisfaction of the conditions to issuance set forth in Section 7.9 of the Plan.
     1.3 Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Common Stock, capital stock or other securities received by or distributed to Holder with respect to the Shares as a result of any stock dividend stock split, reverse stock split, recapitalization, combination,
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reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 2.1 below) and the restrictions on transfer in Section 2.4 below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement and shall be held by the Company pursuant to Section 1.4 pending the removal of such restrictions.
     1.4 Escrow. The Secretary of the Company, or such other escrow holder as the Administrator may appoint, may retain physical custody of the certificates, if any, representing the Shares (and any dividends or other distributions paid on such Shares) until all of the restrictions imposed pursuant to this Agreement lapse or shall have been removed. In such event, Holder shall not retain physical custody of any certificates representing Unreleased Shares issued to Holder (or any dividends or other distributions paid on such Shares). Holder, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Holder’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer.
ARTICLE II
RESTRICTIONS ON SHARES
     2.1 Forfeiture Restriction. Subject to the provisions of Section 2.2 below, if Holder has a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action of the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Holder. In the event any of the Shares are forfeited pursuant to this Section 2.1, any dividends or other distributions paid on such Shares and held by the Company shall be retained by the Company. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Holder to the Company.
     2.2 Release of Shares from Forfeiture Restriction. Subject to Section 2.1 above, the Shares shall be released from the Forfeiture Restriction as indicated in Exhibit B to the Grant Notice. Any of the Shares released from the Forfeiture Restriction shall thereupon be released from the restrictions on transfer under Section 2.4. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the Company pursuant to Section 1.3 shall be promptly paid by the Company to Holder. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Holder the certificate or certificates representing such Shares in the Company’s possession belonging to Holder, or, if the Shares are held in uncertificated form, then the Company shall remove the notations on any such
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Shares. Holder (or the beneficiary or personal representative of Holder in the event of Holder’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.
     2.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”
     2.4 Restrictions on Transfer. Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
ARTICLE III
OTHER PROVISIONS
     3.1 Taxes.
          (a) Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its representatives or agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit C.
     HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.
          (b) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Holder or in any form of consideration permitted by Section 10.4 of the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. The Company shall not be obligated to deliver any new certificate representing vested Shares to Holder or Holder’s
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beneficiary or legal representative unless and until Holder or Holder’s beneficiary or legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the issuance, lapsing of restrictions on or sale of the Shares.
     3.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     3.3 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend required by any applicable federal and state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE UNDER, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice or to the most recent address for Holder in the Company’s personnel records (or, if sent by email, to the most recent email address for Holder in the Company’s personnel records). By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
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     3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     3.6 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     3.7 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.8 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed or acknowledged by Holder and by a duly authorized representative of the Company.
     3.9 No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
     3.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
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EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
VESTING PROVISIONS
     Capitalized terms used in this Exhibit B and not defined below shall have the meanings given them in the Agreement to which this Exhibit B is attached.
     1. Time-Based Vesting. Subject to any accelerated vesting pursuant to paragraph 2 below, and the other provisions of the Grant Notice and the Restricted Stock Agreement, the Unreleased Shares shall be released from the Forfeiture Restriction in accordance with the following schedule:

Percentage of the Total Shares
Subject to this Restricted Stock
Agreement that are Released	Release Date
25% of Total Number of Shares Subject to this Restricted Stock Agreement	Second Anniversary of the Grant Date

25% of Total Number of Shares Subject to this Restricted Stock Agreement	Third Anniversary of the Grant Date

50% of the Total Number of Shares Subject this Restricted Stock Agreement	Fourth Anniversary of the Grant Date
The vesting of the Unreleased Shares specified in this paragraph 1 shall be cumulative. The Unreleased Shares shall vest pursuant to this paragraph 1 only if Holder is an Employee, Director or Consultant of the Company or any of its Subsidiaries on the applicable Vesting Date.
     2. Change in Control Accelerated Vesting.
          (a) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then the remaining Unreleased Shares shall be released from the Forfeiture Restriction on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).
          (b) Definitions of Cause and Good Reason. For purposes of this Exhibit B, the terms “Cause” and “Good Reason” shall have the meanings given to such terms in the Holder’s employment or severance agreement with the Company in effect on the Grant Date and if Holder does not have an employment or severance agreement or Holder’s employment or
4-Year Time Based Vesting Restricted Stock Award

severance agreement does not include definitions of “Cause” and “Good Reason”, the terms shall be defined for purposes of this Exhibit B as follows:
          (i) “Cause” shall mean termination of Holder’s employment by the Company (or any Parent or Subsidiary or any successor thereof) for any one or more of the following occurrences: (A) Holder’s material breach of any provision of the Employee Confidentiality and Invention Assignment Agreement or any other agreement between Holder and the Company (or any Parent or Subsidiary or any successor thereof), after a written notice from the Company is delivered to Holder describing Holder’s breach and Holder is afforded a period of at least thirty (30) days to correct the breach and fails to do so within such period; (B) Holder’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (i) any felony, or (ii) other illegal conduct (other than minor traffic violations) that is likely to inflict or has inflicted material injury on the business of the Company (or any Parent or Subsidiary or any successor thereof); (C) Holder’s commission of an act of fraud, embezzlement or dishonesty, whether prior to or subsequent to the date hereof upon the Company (or any Parent or Subsidiary or any successor thereof); (D) Holder’s willful neglect of or willful failure to substantially perform (i) Holder’s duties with the Company (or any Parent or Subsidiary or any successor thereof) or (ii) the lawful and reasonable directions of the Board of Directors of the Company (or any Parent or Subsidiary or any successor thereof which employs Holder or for which Holder serves as an officer) or of the individual to whom Holder reports (other than any such neglect or failure occurring after Holder’s issuance of a notice of termination for Good Reason), after a written notice from the Company is delivered to Holder describing Holder’s neglect or failure to perform and Holder is afforded a period of at least thirty (30) days to correct the neglect or failure to perform and fails to do so within such period; or (E) Holder’s gross misconduct affecting or material violation of any duty of loyalty to the Company (or any Parent or Subsidiary or any successor thereof).
          (ii) “Good Reason” shall mean, without Holder’s express written consent, the occurrence of any of the following circumstances: (A) a material diminution in Holder’s authority, duties or responsibilities with the Company (or any Parent or Subsidiary or any successor thereof), including, without limitation, the continuous assignment to Holder of any duties materially inconsistent with Holder’s position with the Company (or any Parent or Subsidiary or any successor thereof), or a material negative change in the nature or status of Holder’s responsibilities or the conditions of Holder’s employment with the Company (or any Parent or Subsidiary or any successor thereof); (B) a material diminution in Holder’s annualized cash and benefits compensation opportunity, which shall include Holder’s base compensation, Holder’s annual target bonus opportunity and Holder’s aggregate employee benefits, as in effect on the Grant Date as the same may be increased from time to time thereafter; (C) a material change in the geographic location at which Holder must perform his or her duties (and the Company and Holder agree that any involuntary relocation of the Company’s offices (or the offices of any Parent or Subsidiary or any successor thereof) at which Holder is principally employed to a location more than sixty (60) miles from such location would constitute a material change); or (D) a material breach by the
4-Year Time Based Vesting Restricted Stock Award

Company (or any Parent or Subsidiary or any successor thereof) of its obligations to Holder under a written severance agreement that expressly provides that Holder’s resignation of employment with the Company (or any Parent or Subsidiary thereof) following a material breach of such written severance agreement constitutes a resignation of employment for “Good Reason” thereunder.
Holder’s right to terminate employment with the Company (or any Parent or Subsidiary or any successor thereof) pursuant to this subparagraph shall not be affected by Holder’s incapacity due to physical or mental illness. Holder’s continued employment with the Company (or any Parent or Subsidiary or any successor thereof) shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
Holder must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Holder’s written consent within ninety (90) days of the initial occurrence of such event or condition. The Company (or any Parent or Subsidiary or any successor thereof) shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event or condition from Holder. Holder must resign for Good Reason within one (1) year following the initial existence of the event or condition constituting Good Reason.
          (c) Condition to Release of Shares. The release of Unreleased Shares from the Forfeiture Restriction pursuant to subparagraph 2(a) shall be conditioned on Holder’s delivery to the Company of an executed General Release substantially in the form attached as Exhibit D to the Grant Notice (which General Release shall be subject to revision from time-to-time by the Company due to, among other things, changing legal and regulatory requirements) and the Holder’s non-revocation of such General Release during the time period for such revocation set forth therein.
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EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF 83(B) ELECTION AND INSTRUCTIONS
     These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock, par value $0.0001, of Leap Wireless International, Inc. transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.
     The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.
1.	Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to Leap Wireless International, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
     Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.
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ATTACHMENT 1 TO EXHIBIT C
ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock, par value $0.0001 per share, of Leap Wireless International, Inc., a Delaware corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

2.	Description of the property with respect to which the election is being made:

( ) shares of Common Stock, par value $0.0001 per share, of the Company.

3.	The date on which the property was transferred was . The taxable year to which this election relates is calendar year 200__.

4.	Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture if unvested as of the date of termination of employment, directorship or consultancy with the Company.

5.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $ per Share.

6.	The amount paid by the taxpayer for Shares was per share.

7.	A copy of this statement has been furnished to the Company.
Dated: _____________, 200___                                                                                   Taxpayer Signature ________________________
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The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).
Dated: _____________, 200___                                                                                      Spouse’s Signature ________________________

Signature(s) Notarized by:

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ATTACHMENT 2 TO EXHIBIT C
SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE
                                        , 200___
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:
     Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures
cc:            Leap Wireless International, Inc.
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EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF GENERAL RELEASE
     1. General Release of Claims. In consideration of certain rights to accelerated vesting of shares of common stock of Leap Wireless International, Inc. (the “Company”) granted to the undersigned (“Holder”) pursuant to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (the “Plan”), Holder does hereby for himself or herself and his or her spouse, beneficiaries, heirs, successors and assigns, release, acquit and forever discharge the Company and Cricket Communications, Inc. (collectively, the “Companies”) and their respective stockholders, officers, directors, managers, employees, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (collectively, the “Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, except for criminal activity, known or unknown, which Holder may have against the Releasees based on any actions or events which occurred prior to the date of this General Release, including, but not limited to, those related to, or arising from, Holder’s employment with the Companies, or the termination thereof, any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination and Employment Act and the California Fair Employment and Housing Act (collectively, “Claims”). This General Release shall not, however, constitute a waiver of any of Holder’s vested rights under any outstanding award granted to Holder pursuant to the Plan or under the terms of any employee benefit plan of the Companies in which Holder is a participant.
     2. Release of Unknown Claims. In addition, Holder expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     3. Older Worker’s Benefit Protection Act. Holder agrees and expressly acknowledges that this General Release includes a waiver and release of all claims which Holder has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this General Release:
          a. That this General Release is written in a manner calculated to be understood by Holder.
          b. The waiver and release of claims under the ADEA contained in this General Release do not cover rights or claims that may arise after the date on which Holder signs this General Release.
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          c. The rights to accelerated vesting of shares of the Company’s common stock provide for consideration in addition to anything of value to which Holder is already entitled.
          d. Holder is advised to consult an attorney before signing this General Release.
          e. Holder is afforded twenty-one (21) days (or, in the event that the Holder is terminated in connection with an exit incentive or other employment termination program, forty-five (45) days) after Holder is provided with this General Release to decide whether or not to sign this General Release. If Holder executes this General Release prior to the expiration of such period, Holder does so voluntarily and after having had the opportunity to consult with an attorney.
          f. In the event that any termination of Holder’s employment is in connection with an exit incentive or other employment termination program, Holder is provided with written information, calculated to be understood by the average individual eligible to participate, as to:
          (i) any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such programs; and
          (ii) the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or not selected for the program.
          g. Holder will have the right to revoke this General Release within seven (7) days of signing this General Release. In the event this General Release is revoked, this General Release will be null and void in its entirety, and Holder will not receive the benefits described in Paragraph 1 above.
          h. If Holder wishes to revoke the General Release, Holder shall deliver written notice stating his or her intent to revoke this General Release to the Company’s Corporate Secretary on or before the seventh (7th) day after the date hereof.
     4. No Assignment of Claims. Holder represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Holder may have against the Releasees, or any of them, and Holder agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.
     5. No Suits or Actions. Holder agrees that if he or she hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, then he or she will pay to the Releasees against whom such suit or Claim is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such
4-Year Time Based Vesting Restricted Stock Award

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Releasees in defending or otherwise responding to said suit or Claim.
     6. No Admission. Holder further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

HOLDER

Date:

4-Year Time Based Vesting Restricted Stock Award

D-3